Exhibit 4.1
CONFORMED AS EXECUTED
EXTENDING REVOLVING LOAN COMMITMENT AGREEMENT
November 17, 2009
Ameristar Casinos, Inc.
3773 Howard Hughes Parkway
Suite 490S
Las Vegas, Nevada 89169

re Extending Revolving Loan Commitment
Gentlemen:
     Reference is hereby made to the Credit Agreement, dated as of November 10, 2005 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Ameristar Casinos, Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, N.A. (“WFB”), as Co-Syndication Agent (the “Syndication Agent”), Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., as Joint Lead Arrangers (the “Joint Lead Arrangers”), and Deutsche Bank Trust Company Americas, as Administrative Agent (the “Administrative Agent”). WFB and Bank of America, N.A. have been engaged to act as co-syndication agents in connection with the Extending Revolving Loan Commitments. Banc of America Securities LLC and US Bank N.A. have each been engaged to act as a joint lead arranger together with the Joint Lead Arrangers in connection with the Extending Revolving Loan Commitments. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.
     Each Lender (each an “Extending Revolving Loan Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to convert, increase or provide the Extending Revolving Loan Commitment(s) set forth opposite its name on Annex I attached hereto (for each such Extending Revolving Loan Lender, its “Extending Revolving Loan Commitment”). Each Extending Revolving Loan Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 1.15 thereof. The Extending Revolving Loan Commitments and the Non-Extending Revolving Loan Commitments of the Lenders as of the effective date hereof shall be set forth on Schedule I attached hereto, which Schedule shall replace Schedule I to the Credit Agreement in its entirety.
     The Borrower agrees to pay to each Extending Revolving Loan Lender with respect to the Extending Revolving Loan Commitments provided by such Lender pursuant to this Agreement and set forth opposite each Extending Revolving Loan Lender’s name on Annex I hereto, an upfront fee equal to 0.60% of such Extending Revolving Loan Commitment, such upfront fee to be payable on the effective date hereof.
     The Applicable Margin and Applicable Commitment Commission Percentage set forth on Annex I hereto shall apply to the Extending Revolving Loans and/or Extending Commitment Commissions.

     Each Extending Revolving Loan Lender party to this Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, and (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents. Upon the execution of a counterpart of this Agreement by the Administrative Agent and the Borrower, the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by fax) hereof and the payment of any fees (including, without limitation, the upfront fees payable pursuant to the third paragraph hereof) required in connection herewith, each Extending Revolving Loan Lender party hereto shall become (or remain) a Lender pursuant to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.
     You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before 12:00 noon on November 12, 2009. If you do not so accept this Agreement by such time, your Extending Revolving Loan Commitments set forth in this Agreement shall be deemed cancelled.
     After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

WELLS FARGO BANK

By	/s/ James L. Neil
Title: Vice President

WACHOVIA BANK, N.A

By	/s/ G. Lee Wagner, Jr.
Title: Vice President

BANK OF AMERICA, N.A

By	/s/ Brian D. Corum
Title: Senior Vice President

MERRILL LYNCH CAPITAL CORPORATION

By	/s/ Michael E. O’Brien
Title: Vice President

UBS LOAN FINANCE LLC

By	/s/ Irja R. Otsa
Title: Associate Director

By	/s/ Marie Haddad
Title: Associate Director

DEUTSCHE BANK TRUST COMPANY AMERICAS

By	/s/ Mary Kay Coyle
Title: Managing Director

By	/s/ Scottye Lindsey
Title: Director

U.S. BANK N.A.

By	/s/ Jamie Gazza
Title: Assistant Vice President

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

By	/s/ Peter Wesemeier
Title: Assistant Vice President

By	/s/ Kelly Goudge
Title: Assistant Treasurer

CALYON NEW YORK BRANCH

By	/s/ Joseph A. Asciolla
Title: Managing Director

By	/s/ David Bowers
Title: Managing Director

COMERICA BANK

By	/s/ Bryan C. Camden
Title: Assistant Vice President

CAPITAL ONE, N.A.

By	/s/ Chris Haskew
Title: Senior Vice President

RAYMOND JAMES BANK, FSB

By	/s/ Garrett McKinnon
Title: Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION

By	/s/ William G. Karl
Title: General Manager

ALLIED IRISH BANKS, PLC

By	/s/ Jean Pierre Knight
Title: Vice President

By	/s/ David Smith
Title: Assistant Vice President

Agreed and Accepted
this 17th day of November, 2009:

AMERISTAR CASINOS, INC.

By:	/s/ Thomas Steinbauer
Title: Senior Vice President & Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

By:	/s/ Scottye Lindsey
Title: Director

By:	/s/ Erin Morrissey
Title: Vice President

ANNEX I TO
EXTENDING REVOLVING LOAN
COMMITMENT AGREEMENT
1.	Non-Extending Revolving Loan Commitment and Extending Revolving Loan Commitment Amounts:

	Amount of Converting Non-	Amount of Extending
	Extending Revolving Loan	Revolving Loan
Name of Lender	Commitment (if any)	Commitment
Wells Fargo Bank, N.A.	$79,285,714.29	$83,821,428.56

Wachovia Bank, National Association	$73,928,571.43	$73,928,571.43

Bank of America, N.A.	$44,464,285.71	$61,607,142.86

Merrill Lynch Capital Corporation	$13,392,857.14	$13,392,857.14

Deutsche Bank Trust Company Americas	$35,357,142.82	$66,000,000.00

US Bank National Association	$56,250,000.00	$75,000,000.00

Commerzbank AG, New York and Grand Cayman Branches	$45,000,000.00	$45,000,000.00

Calyon New York Branch	$26,785,714.29	$50,000,000.00

Comerica Bank	$11,785,714.29	$11,785,714.29

Capital One, NA	$13,392,857.14	$13,392,857.14

Raymond James Bank, FSB	$26,785,714.29	$35,000,000.00

Sumitomo Mitsui Banking Corporation	$19,285,714.29	$19,285,714.29

Allied Irish Banks, P.L.C.	$11,785,714.29	$11,785,714.29

UBS Loan Finance LLC	$0	$40,000,000.00

Total	$457,499,999.98	$600,000,000.00

2. Applicable Margin to be applicable to all Extending Revolving Loans or Extending Commitment Commissions, from and after any Start Date to and including the corresponding End Date, shall be the respective percentage per annum set forth below under the respective Extending Revolving Loans or Extending Commitment Commission Percentage, as the case may be, and opposite the respective Level (i.e., Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6 as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown on the respective officer’s certificate delivered pursuant to Section 8.01(e) of the Credit Agreement or the first proviso below):

				Applicable
		Extending	Extending	Extending
		Revolving Loans	Revolving Loans	Commitment
		maintained as	maintained as	Commission
Level	Leverage Ratio	Eurodollar Loans	Base Rate Loans	Percentage[1]
1	Greater than or
	equal to 5.00:1.00	3.50%	2.50%	0.625%

2	Less than 5.00:1.00
	but greater than or
	equal to 4.50:1.00	3.25%	2.25%	0.50%

3	Less than 4.50:1.00
	but greater than or
	equal to 4.00:1.00	3.00%	2.00%	0.425%

4	Less than 4.00:1.00
	but greater than or
	equal to 3.50:1.00	2.75%	1.75%	0.375%

5	Less than 3.50:1.00
	but greater than or
	equal to 3.00:1.00	2.50%	1.50%	0.375%

6	Less than 3.00:1.00	2.25%	1.25%	0.375%
; provided, however, that (x) if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(a) or (b) of the Credit Agreement (accompanied by the officer’s certificate required to be delivered pursuant to Section 8.01(e) of the Credit Agreement showing the applicable Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 1 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer’s certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level 1 (it being understood that, in the case of any late delivery of the financial statements and officer’s certificate as so required, the Applicable Margin and Applicable Commitment Commission Percentage, if any, shall apply only from and after the date of the delivery of the complying financial statements and officer’s certificate), (y) if the Majority Grid Lenders so elect, Level 1 pricing shall apply at any time when any Default or Event of Default under Section 10.01 of the Credit Agreement is in existence and (z) from the effective date of the initial Extending Revolving Loan Commitment Agreement until the first Start Date to occur thereafter, Level 2 pricing shall apply.

[1]	Per Section 3.01(a) of the Credit Agreement, the Extending Commitment Commission shall be computed at a rate for each day equal to the Applicable Extending Commitment Percentage per annum on the daily average Unutilized Extending Revolving Loan Commitment of any Non-Defaulting Lender.

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SCHEDULE I
to Credit Agreement
COMMITMENTS

	Non-Extending	Extending
	Revolving Loan	Revolving Loan	Initial Term Loan
Lenders	Commitments	Commitments	Commitments
DEUTSCHE BANK TRUST COMPANY AMERICAS	—	$66,000,000.00	$400,000,000.00
WELLS FARGO BANK, N.A.	—	$83,821,428.56	—

BANK OF SCOTLAND	$56,593,406.59	—	—
US BANK NATIONAL ASSOCIATION	—	$75,000,000.00	—
WACHOVIA BANK, NATIONAL ASSOCIATION	—	$73,928,571.43	—
BANK OF AMERICA, N.A.	—	$61,607,142.86	—
UBS LOAN FINANCE LLC	—	$40,000,000.00	—
CAPITAL ONE, NA	—	$13,392,857.14	—
RAYMOND JAMES BANK, FSB	—	$35,000,000.00	—
CALYON NEW YORK BRANCH	—	$50,000,000.00	—
COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES	—	$45,000,000.00	—
UNITED OVERSEAS BANK LIMITED, NEW YORK AGENCY	$9,890,109.89	—	—
SUMITOMO MITSUI BANKING CORPORATION	—	$19,285,714.29	—
HSH NORDBANK AG, NEW YORK BRANCH	$9,890,109.89	—	—
SOCIETE GENERALE	$2,747,252.75	—	—
MERRILL LYNCH CAPITAL CORPORATION	—	$13,392,857.14	—
MIZUHO CORPORATE BANK, LTD.	$6,868,131.87	—	—
EMIGRANT SAVINGS BANK A DIVISION OF NEW YORK PRIVATE BANK AND TRUST	$6,868,131.87	—	—
BNP PARIBAS	$6,868,131.87	—	—
ALLIED IRISH BANKS, P.L.C.	—	$11,785,714.29	—
NATIONAL CITY BANK OF INDIANA	$6,043,956.05	—	—
UNION BANK OF CALIFORNIA, N.A.	$6,043,956.05	—	—
COMERICA BANK	—	$11,785,714.29	—
GENERAL ELECTRIC CAPITAL CORPORATION	$8,791,208.79	—	—
NATEXIS BANQUES POPULAIRES	$6,593,406.59	—	—

	Non-Extending	Extending
	Revolving Loan	Revolving Loan	Initial Term Loan
Lenders	Commitments	Commitments	Commitments
PEOPLES UNITED	$4,120,879.12	—	—
BANK OF HAWAII	$2,747,252.75	—	—
SOVEREIGN BANK	$8,241,758.24	—
FIRST BANK	$5,494,505.49	—	—
TD BANK, NATIONAL ASSOCIATION	$824,175.83	—	—
DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK FRANKFURT AM MAIN	$1,373,626.37	—	—

Totals	$150,000,000.00	$600,000,000.00	$400,000,000.00

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